Exhbit 10.2






                              THE SOUTHERN COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



















                              Troutman Sanders LLP
                           600 Peachtree Street, N.E.
                        Suite 5200 Bank of America Plaza
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3000









                                  Amended and Restated Effective January 1, 2005

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                              THE SOUTHERN COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption: Southern Company Services, Inc. hereby adopts The Southern Company Supplemental Executive Retirement Plan as amended and restated effective January 1, 2005 (the "Plan"). This amendment and restatement is intended to bring the Plan into good faith compliance with Code Section 409A. The Plan should be construed to satisfy this intent. The Plan was initially established effective January 1, 1997, and was subsequently amended from time to time thereafter. The Plan shall be an unfunded deferred compensation arrangement as contemplated by the Employee Retirement Income Security Act, as amended, under which benefits shall be paid solely from the general assets of the Company. At a time and in a manner determined by the Administrative Committee, Participants shall make timely elections to conform to the Plan's terms effective on and after January 1, 2005. Such elections are intended to meet the transition requirements of Section 409A of the Code and Internal Revenue Service
Note 2005-1.

         1.2 Purpose: The Plan provides deferred compensation primarily to a select group of management or highly compensated employees to supplement such employees' accrued benefits under The Southern Company Pension Plan ("Pension Plan"). The supplement under this Plan is generally intended to make up the difference, if any, between each such employee's actual accrued benefit under the Pension Plan and the benefit he would have accrued under such plan if certain incentive pay were included in Earnings when determining Average Monthly Earnings for all methods of calculating Retirement Income under the Pension Plan.


                            ARTICLE II - DEFINITIONS

         2.1 "Actuarial Basis" shall mean an actuarial adjustment to SERP Benefits that must be made as required by Code Section 409A when there is a change made by a Participant to a previously elected or deemed-elected form of payment paid over a lifetime. Reasonable actuarial assumptions to make such adjustment shall be established in writing from time to time by the Administrative Committee.

         2.2 "Administrative Committee" shall mean the committee referred to in
Section 3.1 hereof.

         2.3 "Affiliated Employer" shall mean any corporation which is a member of the controlled group of corporations of which Southern Company is the common parent corporation which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The Affiliated Employers are set forth in Appendix A to the Plan, as amended from time to time.

         2.4 "Board of Directors" shall mean the Board of Directors of the Company.

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         2.5 "Change in Control Benefits Protection Plan" shall mean the Change in Control Benefits Protection Plan, as approved by the Southern Board, as it may be amended from time to time in accordance with the provisions therein.

         2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.7 "Company" shall mean Southern Company Services, Inc.

         2.8 "Designated Beneficiary" shall have the same meaning and shall be the same person(s) or entity(ies) designated by the Participant under The Southern Company Supplemental Benefit Plan.

         2.9 "Discount Rate" shall mean the thirty (30) year Treasury yield as published by the Department of Treasury for purposes of compliance with Code
Section 417(e) determined for September of the calendar year prior to the calendar year in which a Participant Separates from Service provided that the maximum rate shall not exceed six percent (6%).

         2.10 "Earnings" shall mean the total accumulated interest on a Participant's Single-Sum Amount. Unless otherwise stated, Earnings accrue from the date as of which a Participant's first installment is payable (ignoring for this purpose any Key-Employee Delay) until all of the Participant's Single-Sum Amount (and monthly interest accretion thereon) has been paid. Interest shall compound monthly based on the rate of interest accretion for each month and the unpaid portion of a Participant's Single-Sum Amount (including any unpaid portion of any prior month's interest accretion). The rate of such interest accretion for a month shall be the monthly equivalent of the per annum prime rate of interest published in the Wall Street Journal as the base rate on the corporate loans posted as of the last business day of each month by at least seventy-five percent (75%) of the United States largest banks as of the last business day of the month (or such other day of a month as the Administrative Committee may determine).

         2.11 "Effective Date" of this amendment and restatement shall mean January 1, 2005.

         2.12 "Employee" shall mean any person who is employed by an Affiliated Employer excluding any persons represented by a collective bargaining agent.

         2.13 "Expected Average Lifetime" shall mean the life expectancy of a Participant in months using the Table of Unisex Mortality Rates promulgated by the Internal Revenue Service for use to determine lump-sum payments from qualified pension plans in accordance with Code Section 417(e) as of the 2007 calendar year.

         2.14 "Incentive Pay" shall mean all awards earned while an Employee under any annual group incentive plans, as defined in Section 5.1 of the Pension Plan, provided such incentive award was earned on or after January 1, 1994. Alternatively, if it produces a greater benefit to the Participant, Incentive Pay shall mean all awards paid or that would have been paid but for an election to defer such incentive award under The Southern Company Deferred Compensation


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Plan, under any annual group incentive plan, as defined in Section 5.1 of the
Pension Plan, provided such incentive award was paid or deferred on or after January 1, 1995. If a person was formerly represented by a collective bargaining agent with respect to any corporation which is a member of the controlled group of corporations of which Southern Company is the common parent and such person subsequently becomes an Employee, incentive awards described in the preceding sentence shall include awards earned on and after January 1, 1994 while represented by such collective bargaining agent.

         2.15 "Key Employee" shall have the meaning ascribed to this term under Code Section 409A as it applies to a Participant. The Administrative Committee shall establish the time period required to determine key-employee status.

         2.16 "Key-Employee Delay" shall mean the six (6) month delay in the commencement of benefits applicable to Key Employees pursuant to the requirements of Code Section 409A.

         2.17 "Participant" shall mean an Employee or former Employee of an Affiliated Employer who is eligible and participates in the Plan pursuant to Sections 4.1 and 4.2.

         2.18 "Pension Plan" shall mean The Southern Company Pension Plan, as amended from time to time.

         2.19 "Plan" shall mean The Southern Company Supplemental Executive Retirement Plan, as amended from time to time.

         2.20 "Plan Year" shall mean the calendar year.

         2.21 "Provisional Payee" shall have the same meaning ascribed to this term in the Pension Plan.

         2.22 "Separation from Service" as it applies to a Participant shall have the meaning ascribed to this term under Code Section 409A.

         2.23 "SERP Benefit" shall mean the benefit described in Section 5.1.

         2.24 "Single-Sum Amount" shall mean the discounted value of the SERP Benefit based on a single life annuity form of benefit payable for an Expected Average Lifetime calculated using the Discount Rate. This Single-Sum Amount calculation shall be determined effective as of the first installment to be made under Section 5.2 (ignoring for this purposes any Key-Employee Delay) taking into account the following: (a) reductions for charges related to any Qualified Pre-retirement Survivor Annuity form of benefit under the Pension Plan shall not apply; and (b) the SERP Benefit and Expected Average Lifetime shall be based on the Participant's age as of such first installment date.

         2.25 "Southern Board" shall mean the board of directors of Southern Company.



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         2.26 "Supplemental Pension Benefit" shall mean the "Pension Benefit", if any, that is payable to a Participant under The Southern Company Supplemental Benefit Plan, as amended from time to time.

         2.27 "Trust" shall mean the Southern Company Deferred Compensation
Trust.

         Where the context requires, the definitions of all terms set forth in the Pension Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.


                      ARTICLE III - ADMINISTRATION OF PLAN

         3.1 Administrator. Effective March 1, 2006, the general administration of the Plan shall be placed in the Administrative Committee. The Administrative Committee shall consist of the Senior Vice President, Human Resource Services, Southern Company Services, Inc. (which position is the successor to the Vice President, System Compensation and Benefits, Southern Company); the Chief Financial Officer, Southern Company Services, Inc.; the Vice President, Tax, Southern Company Services, Inc.; and the Comptroller of Southern Company; or any other position or positions that succeed to the duties of the foregoing positions. Any member may resign or may be removed by the Board of Directors and new members may be appointed by the Board of Directors at such time or times as the Board of Directors in its discretion shall determine. The Administrative Committee shall be chaired by the Senior Vice President, Human Resource Services, Southern Company Services, Inc. and may select a Secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

         3.2 Powers.

         (a) The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. The Administrative Committee shall have the discretionary authority to interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. The Administrative Committee shall be the agent for the service of process.

         (b) If a claim for benefits under the Plan is denied, in whole or in part, the Administrative Committee will provide a written notice of the denial


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within a reasonable period of time, but not later than 90 days after the claim is received. If special circumstances require more time to process the claim, the Administrative Committee will issue a written explanation of the special circumstances prior to the end of the 90-day period and a decision will be made as soon as possible, but not later than 180 days after the claim is received.

         The written notice of claim denial will include:

         o        Specific reasons why the claim was denied;

         o Specific references to applicable provisions of the Plan document or other relevant records or papers on which the denial is based, and information about where a Participant or his or her Designated Beneficiary may see them;

         o A description of any additional material or information needed to process the claim and an explanation of why such material or information is necessary;

         o An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the Participant or his or her Designated Beneficiary of their right to file suit if the claim for benefits is denied, in whole or in part, on review.

         Upon request, a participant or his or her Designated Beneficiary will be provided without charge, reasonable access to, and copies of, all non-confidential documents that are relevant to any denial of benefits. A claimant has 60 days from the day he or she receives the original denial to request a review. Such request must be made in writing and sent to the Administrative Committee. The request should state the reasons why the claim should be reviewed and may also include evidence or documentation to support the claimant's position.

         The Administrative Committee will reconsider the claimant's claim, taking into account all evidence, documentation, and other information related to the claim and submitted on the claimant's behalf, regardless of whether such information was submitted or considered in the initial denial of the claim. The Administrative Committee will make a decision within 60 days. If special circumstances require more time for this process, the claimant will receive written explanation of the special circumstances prior to the end of the initial 60-day period and a decision will be sent as soon as possible, but not later than 120 days after the Administrative Committee receives the request.

         No legal action to receiver benefits or enforce or clarify rights under a Plan can be commenced until the Participant or his or her Designated Beneficiary has first exhausted the claims and review procedures provided under the Plan.

         (c) The Administrative Committee may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

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         3.3 Duties of the Administrative Committee.

         (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall have the right to remove any such appointee from his position. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

         (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers, and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Administrative Committee.

         (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Designated Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Affiliated Employer; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan.

         3.4 Indemnification. The Company shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses, and liability arising from an action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The Company may purchase at its own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages, and expenses arising from any action or failure to act in connection with the execution of the duties as Administrative Committee. No member of the Administrative Committee who is also an Employee of an Affiliated Employer shall receive any compensation from the Plan for his service as such.


                            ARTICLE IV - ELIGIBILITY

         4.1 Eligibility Requirements. All Employees who are determined to be eligible to participate in the Plan in accordance with Section 4.2 shall be eligible to receive benefits under the Plan provided such Employees are (a) participating in the Plan at the time they terminate from an Affiliated Employer and are retirement eligible or (b) die while in active service while with an Affiliated Employer provided each such Employee's spouse is eligible to receive a survivor benefit under Article VII of the Pension Plan at such eligible Employee's death.

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         4.2 Determination of Eligibility. The Administrative Committee shall determine which Employees are eligible to participate. Upon becoming a Participant, an Employee shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Administrative Committee shall be authorized to rescind the eligibility of any Participant if necessary to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. A Participant whose eligibility is rescinded or who loses eligibility for any reason shall not be eligible thereafter until eligibility is restored in accordance with guidelines established by the Administrative Committee.

         If an Employee who was employed by Mirant Corporation (f/k/a Southern Energy, Inc.) ("Mirant") or an affiliate thereof on or after April 2, 2001 is employed by an Affiliated Employer, he shall be treated as a new hire and none of his service with Mirant shall be considered as Accredited Service under
Article V.


                              ARTICLE V - BENEFITS

         5.1 SERP Benefit.

         (a) Subject to the terms of the Pension Plan, a Participant shall be entitled to a monthly SERP Benefit equal to:

                  (1)      the greater of (A) or (B) below, if applicable:

                           (A) 1.70% of the Participant's Average Monthly Earnings multiplied by his years (and fraction of a year) of Accredited Service to his Retirement Date, death, or other termination of service, including a Social Security Offset.

                           (B) 1.25% of the Participant's Average Monthly Earnings multiplied by his years (and fraction of a year) of Accredited Service to his Retirement Date, death, or other termination of service. less the amounts in
                                    (2) and (3) below

                  (2) such Participant's Retirement Income that is payable under the Pension Plan; and

                  (3)      such Participant's Supplemental Pension Benefit.

                  The benefit determined in subsection (1) above shall be adjusted, if necessary, under the terms of the Pension Plan for commencement prior to the Participant's Normal Retirement


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                  Date. This adjustment shall be made before the amounts
                  described in subsections (2) and (3) are subtracted from such benefit.

         (b) For purposes of Section 5.1(a)(1), the Participant's Average Monthly Earnings shall be those considered under the Pension Plan in calculating his Retirement Income, but without regard to the limitation of Section 401(a)(17) of the Code, and including the following additional amounts:

                  (1)      For purposes of Section 5.1(a)(1)(A) -

                           (A) any portion of such Participant's base pay that he may have elected to defer under The Southern Company Deferred Compensation Plan; and

                           (B) any Incentive Pay as of the applicable Plan Year in excess of 15% of the Participant's corresponding base pay for the applicable Plan Year determined under this Section 5.1(b).

                  (2) For purposes of Section 5.1(a)(1)(B) - any portion of such Participant's base pay and incentive pay that would be considered for Pension Plan benefit calculations (ignoring all compensation limits) that he may have elected to defer under The Southern Company Deferred Compensation Plan.

         (c) For purposes of Section 5.1(b) above, to determine the Plan Years which produce the highest monthly average to calculate Average Monthly Earnings under the Plan, a Participant's Average Monthly Earnings should include those additional amounts provided therein.

         5.2 Distribution of Benefits.

         (a) General Rule.

                  Subject to the transition rules set forth in Section 5.3, effective for Participants who have not commenced their SERP Benefit on or before March 1, 2007, the SERP Benefit, as determined in accordance with Section 5.1, shall be converted to a Single-Sum Amount and paid in ten (10) annual installments. The first installment shall be derived from the Single-Sum Amount plus Earnings, if any, divided by ten (10). Subsequent annual installments shall be an amount equal to the Participant's unpaid Single-Sum Amount plus Earnings divided by the number of remaining annual payments.

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         (b) Payment of Installments after Retirement.

                  (1) Commencement of Installment Payments. With respect to a Participant who retires under the terms of the Pension Plan, the first annual installment shall be paid as of the first day of the second full calendar month following the Participant's Separation from Service. Notwithstanding the foregoing, if a Participant is a Key-Employee, such Participant shall be subject to the Key-Employee Delay and the first installment payment shall be as of the first day of the seventh full calendar month following the Participant's Separation from Service.

                  (2) Subsequent Nine Installment Payments. One additional installment, until ten (10) are paid in total, shall be paid as of each anniversary of the date the initial payment was made. For a Participant who is a Key Employee, the anniversary date of the initial payment will be deemed to be the date the first payment would have been made had the Key-Employee Delay not applied. The second through the tenth installments will be paid on the anniversary of this deemed initial payment date.

         (c) Death of Participant.

                  (1) Death After Retirement. If a retirement-eligible Participant dies after Separation from Service but before receiving all ten (10) installments, the remaining installment payments shall be paid to the Designated Beneficiary of the Participant at the same times and in the same amounts that the Participant would have received if the Participant had not died. Notwithstanding the foregoing, if a retired Key Employee dies during the Key-Employee Delay and before receiving the first installment, then the first installment shall be paid to the Designated Beneficiary as of the beginning of the second full calendar month following the death of the Participant or as soon as practical thereafter.

                  (2) Death Before Retirement. If a Participant dies on or after March 1, 2007, while actively employed and has a vested benefit in the Pension Plan, one-hundred percent (100%) of the Single-Sum Amount determined in accordance with Section 5.2(a) above shall be paid to the Participant's Provisional Payee, if any, in ten
                           (10) annual installments. Such installments shall be determined and payable as if the Participant survived to his fiftieth (50th) birthday, or actual date of death if later, and Separated from Service. If such a Provisional Payee dies simultaneously with or after the Participant but before receipt of all installments, the remaining payments shall be paid to the Participant's Designated Beneficiary.

         (d) FICA Tax Adjustment. A payment in addition to the ten (10) installments described in Section 5.2(a) shall be made from the remaining Single-Sum Amount which payment shall be based on the following adjustments: (1) the amount necessary to pay the tax due under the Federal Insurance Contributions Act ("FICA") with respect to the accrued SERP Benefit determined


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upon retirement (or such other appropriate "resolution date" as defined under
Treasury Regulation Section 31.3121(v)(2)); and (2) the amount estimated to pay the Federal and State income tax withholding liability due on the amount paid in subsection (1) plus the Federal and State income tax withholding liability due on the amount paid in this subsection (2). This adjustment shall occur as of the first of the month following written notification of the tax owed.

         5.3 Code Section 409A Transition Election and Other Related Rules.

         (a)      Election General Rules

                  At a time and in a manner prescribed by the Administrative Committee, Participants who are actively employed on March 1, 2007, shall be eligible to make an election to receive SERP Benefits in the form described in Section 5.2(a) or in the form described in Section 5.3(c) below. In the event a Participant designated in accordance with the preceding sentence fails to make such election for any reason, including but not limited to death, such Participant's SERP Benefit shall be in the form described in Section 5.2(a).

         (b)      Transitioning Participants Electing Installments.

                  The following provisions apply to Participants described in
                  Section 5.3(a) who have elected the form of payment described in Section 5.2(a) or are deemed to have made such election.

                  (1) General Rules. The first installment payment shall commence as of January 1, 2008 or later and shall otherwise be paid in accordance with Section 5.2(b). If a Participant commences payment of SERP Benefits in conjunction with his benefit under the Pension Plan prior to January 1, 2008, such SERP Benefit shall be payable for the remainder of 2007 in monthly increments starting at the same time and payable in the same form elected by the Participant under the Pension Plan. With respect to a Participant subject to the preceding sentence, the Participant's Single-Sum Amount shall be computed as of the first day of the second full calendar month following the Participant's Separation from Service and shall be decreased by any monthly benefits actually paid to the Participant or a Provisional Payee and increased by Earnings. For the avoidance of doubt, a Participant subject to this Section 5.3(b)(1) whose SERP Benefit payments start prior to January 1, 2008 will receive his first installment on January 1, 2008, and subsequent installments will be paid as of the next nine anniversaries of that payment.

                  (2) Installment Payment Commencement for Key Employees. If a Participant to which Section 5.3(b) applies is a Key Employee, such Participant shall be subject to the Key-Employee Delay and the first installment payment made in accordance with Section 5.3(b)(1) shall be as of the first day of the seventh full calendar month following the Participant's Separation


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                           from Service but in no event earlier than as of
                           January 1, 2008. If such a Key Employee retires in 2007 and commences his SERP Benefit in conjunction with his benefit under the Pension Plan before 2008, such Key Employee's SERP Benefit shall be paid in monthly increments starting at the same time and payable in the same form elected by the Participant under the Pension Plan until his first installment is paid in accordance with the preceding sentence. Under no circumstances are payments of SERP Benefits made in conjunction with the Pension Plan commencing in 2007 subject to the Key-Employee Delay. For the avoidance of doubt, a Participant subject to this
                           Section 5.3(b)(2) whose SERP Benefit payments start prior to 2008 shall receive his first installment as of the later of January 1, 2008 or the first day of the seventh full calendar month following the applicable Key-Employee Delay; subsequent installments will be paid as of the first day of the next nine calendar years.

                  (3)      Death of Participant

                           (A)      Death Before Retirement. The provisions of
                                    Section 5.2(c)(2) apply to a Participant described in this Section 5.3(b) who dies while actively employed. The Provisional Payee of such a Participant who dies prior to December 1, 2007 and could have commenced payments in 2007 shall receive prior to the first installment a survivor benefit in accordance with the form of benefit elected by the Participant or deemed elected under the Pension Plan as applicable. Thereafter, the Provisional Payee shall receive the installment payments the Participant would have received under Section 5.3(b)(1).

                           (B)      Death After Retirement. The provisions of
                                    Section 5.2(c)(1) apply to a Participant described in this Section 5.3(b) who is retirement eligible and dies after Separation from Service. However, the Provisional Payee of any Participant who commences SERP Benefits in 2007 in conjunction with his benefit under the Pension Plan and who dies during 2007 prior to payment of his first installment shall receive prior to such first installment a survivor benefit in accordance with the form of benefit elected by the Participant or deemed elected under the Pension Plan as applicable. Thereafter, installment payments that the Participant would have received shall be paid to the Participant's Designated Beneficiary.

         (c)      Transitioning Participants Electing Annuity Forms.

                  The following rules apply to Participants described in Section 5.3(a) who have elected the annuity form of payment set forth in subparagraph (1) below subject to the provisions of subparagraphs (2)-(5).

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                  (1)      General Rule. At a time and in a manner determined by
                           the Administrative Committee during 2007, such a Participant may elect to receive his SERP Benefit in the form of a single life annuity, 50% joint and survivor annuity, 100% joint and survivor annuity, 50% joint and survivor annuity with pop-up, or 100% joint and survivor annuity with pop-up (and with respect to SEPCO Employees those other forms available under the Pension Plan except any form coordinated with payment of Social Security benefits). In the event that a Participant elects an annuity but fails to designate a form, such Participant shall be deemed to have designated a single life annuity. These annuity forms shall be as described in the Pension Plan and if a form other than a single life annuity is selected, the SERP Benefit payable will be adjusted as described in the Pension Plan. Payments shall commence as of the first day of the first full calendar month following the Participant's Separation from Service.

                  The Participants who have elected the form of payment described in this Section 5.3(c) shall receive an additional payment equal to (A) and (B) below. Subsequent payments shall be adjusted as provided in subsection (C) below.

                                    (A) The amount necessary to pay the tax due under the Federal Insurance Contributions Act (FICA) with respect to the accrued SERP Benefit determined in accordance with the requirements under Treasury Regulation
                                    Section 31.3121(v)(2) upon retirement (or such other appropriate "resolution date" as defined under Treasury Regulation Section 31.3121(v)(2)) calculated in accordance with
                                    Section 5.1;

                                    (B) The amount estimated to pay the Federal and State income tax withholding liability due on the amount paid under subsection (A) above plus the amount of Federal and State income tax withholding liability due on the amount paid under this subsection (B); and

                                    (C) An adjusted monthly benefit determined in a manner and on an actuarially equivalent basis in accordance with the methodology and assumptions used to calculate the tax due under subsection (A) above which takes into account the amounts paid under subsections
                                    (A) and (B) above and the form of benefit elected by the Participant.

                  (2)      Form of Annuity

                           (A)      Pre-2008 Commencement. Notwithstanding
                                    Section 5.3(c)(1), if a Participant to which this Section 5.3(c) applies retires in 2007 and commences receipt of his SERP Benefit in conjunction with his benefit under the Pension Plan before January 1, 2008, the Participant's SERP Benefit shall be payable only in the form elected under the Pension Plan and shall be calculated using the same annuity form of payment factors as provided for under the terms of the Pension Plan as in effect during 2007.

                           (B) Post-2007 Commencement. Any Participant to which this Section 5.3(c) applies who has not commenced payment of his SERP Benefit prior to 2008 may change the form of payment elected in Section 5.3(c)(1) to another permitted form described in that Section at a time and in a manner prescribed by the Administrative Committee. If the form of payment is changed, the SERP Benefit payable pursuant to the original election will be actuarially adjusted using the Actuarial Basis to reflect the new form selected.

                  (3)      Key Employee Rules. If a Participant to which this
                           Section 5.3(c) applies is a Key Employee and the commencement date of his SERP Benefit is on or after January 1, 2008, such Participant will be subject to the Key-Employee Delay and shall receive a lump-sum payment as of the first day of the seventh full month following the Participant's Separation from Service in an amount equal to six (6) monthly payments due to the Participant under the Plan, plus the monthly payment then due to the Participant for the seventh month. Thereafter, the appropriate monthly benefit shall be paid to the Key Employee and his Provisional Payee, if any. If such a Participant is a Key Employee and the commencement date of his SERP Benefit is before January 1, 2008, the SERP Benefit shall be paid in accordance with Section 5.3(c)(2)(A); the Key-Employee Delay will not apply. If a Key Employee dies during the Key-Employee Delay, the Designated Beneficiary shall receive any benefits that would have been paid if there were no Key-Employee Delay up to the date of death as of the first of the month following the Participant's death or as soon as practicable thereafter. Interest shall not be added to such benefits. In addition, if such deceased Key Employee elected a form of payment providing for payment to continue to a Provisional Payee pursuant to Section 5.3(c)(1), subject to
                           Section 5.3(c)(2), those payments will begin as of the first of the month following such Key Employee's death or as soon as practicable thereafter.

                  (4)      Death of Participant

                           (A)      Death After Retirement. If a
                                    retirement-eligible Participant to which
                                    Section 5.3(c)(1) applies dies after

                                    Separation from Service, such Participant's
                                    Provisional Payee, if any, shall receive monthly payments for the remainder of the Provisional Payee's life based on the annuity form of payment the Participant elected or is deemed to have elected pursuant to Section 5.3(c)(1), subject to
                                    Section 5.3(c)(2). Such Payments will
                                    commence as of the first of the month
                                    following such Participant's death or as soon as practicable thereafter.

                           (B) Death Before Retirement. If a Participant to which Section 5.3(c) applies dies while actively employed and has a vested benefit in the Pension Plan, then Section 5.2(c)(2) shall apply.

                  (5) QPSA Charges Waived. Any benefit paid in accordance with this Section 5.3(c) shall be calculated without regard to the charge associated with any Qualified Pre-retirement Survivor Annuity form elected.

         (d)      Inactive Employee Transition Election

                  In the event a Participant has Separated from Service and is eligible to receive a SERP Benefit on or before March 1, 2007 but has deferred commencement until after March 1, 2007, such Participant must make an election in accordance with Section 5.3(a) at a time and in a manner prescribed by the Administrative Committee and must commence payment by no later than January 1, 2008. The requirements of Section 5.3(b) or
                  Section 5.3(c) (ignoring the fact that the Participant previously incurred a Separation from Service) apply as the case may be based on the Participant's ultimate election under
                  Section 5.3(a). If a Participant dies before making an election under this Section 5.3(a), SERP Benefit payments shall be made consistent with Section 5.3(b)(3)(B) if the Participant dies prior to making his election to commence his SERP Benefit in conjunction with the commencement of his benefit under the Pension Plan or shall be made consistent with Section 5.3(c)(4)(A) if made after making his election to commence his SERP Benefit in conjunction with the commencement of his benefit under the Pension Plan.

         (e)        Survivor Benefits in the case of Pre-effective Date Deaths.
                    If a Participant died prior to March 1, 2007 while actively employed and had a vested benefit in the Pension Plan, the Provisional Payee, if any, shall receive the form of benefit provided under the Pension Plan commencing at the same time the Provisional Payee would receive a survivor benefit under the Pension Plan.

         5.4 Allocation of SERP Benefit Liability. In the event that a Participant eligible to receive a SERP Benefit has been employed at more than one Affiliated Employer, the SERP Benefit liability shall be apportioned so that each such Affiliated Employer is obligated in accordance with Section this 5.4 to cover the percentage of the total SERP Benefit as determined below. Each Affiliated Employer's share of the SERP Benefit liability shall be calculated by multiplying the SERP Benefit by a fraction where the numerator of such fraction is the base rate of pay, as defined by the Administrative Committee, received by the Participant at the respective Affiliated Employer on his date of termination of employment or transfer, as applicable, multiplied by the Accredited Service earned by the Participant at the respective Affiliated Employer and where the denominator of such fraction is the sum of all numerators calculated for each respective Affiliated Employer by which the Participant has been employed.

         5.5 Funding of Benefits. Except as expressly limited under the terms of the Trust, the Company shall not reserve or otherwise set aside funds for the payment of its obligations under the Plan. In any event, such obligations shall be paid or deemed to be paid solely from the general assets of the Company. Participants shall only have the status of a general, unsecured creditor of the Company.

         5.6 Withholding. There shall be deducted from the payment of any SERP Benefit due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Participant or Designated Beneficiary entitled to such payment.

         5.7 Recourse Against Deferred Compensation Trust. In the event a Participant who is employed on or after January 1, 1999 with an "Employing Company" (as defined in the Change in Control Benefits Protection Plan) disputes the calculation of his SERP Benefit, the Participant has recourse against the Company, the Affiliated Employer by which the Participant is or was employed, if different, the Plan, and the Trust for payment of benefits to the extent the Trust so provides.

         5.8 Change in Control. The provisions of the Change in Control Benefits Protection Plan are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or an Employing Company, the benefits to be provided hereunder, and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefits Protection Plan are likewise incorporated herein.


                           ARTICLE VI - MISCELLANEOUS

         6.1 Assignment. Neither the Participant, his Designated Beneficiary, nor his legal representative shall have any rights to sell, assign, transfer, or otherwise convey the right to receive the payment of any SERP Benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

         6.2 Amendment and Termination. Except for the provisions of Section 5.8 hereof, which may not be amended following a "Southern Change in Control" or "Subsidiary Change in Control" (as defined in the Change in Control Benefits Protection Plan), the Plan may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination. The Plan may also be amended by the Administrative Committee (a) if such amendment does not involve a substantial increase in cost to any Affiliated Employer, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority.

         6.3 No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between an Affiliated Employer and a Participant, nor shall it limit the right of an Affiliated Employer to suspend, terminate, alter, or modify, whether or not for cause, the employment relationship between the Affiliated Employer and a Participant.

         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.


         IN WITNESS WHEREOF, the amended and restated Plan has been executed by a duly authorized officer of Southern Company Services, Inc. pursuant to resolutions of the Board of Directors of Southern Company Services, Inc. this 30th day of March, 2007.


                                 SOUTHERN COMPANY SERVICES, INC.

                                 By: /s/Robert A. Bell

                                 Its:  Senior Vice President H. R. Services

Attest:


By:      /s/Patricia L. Roberts

Its:     Secretary

                                   APPENDIX A

                        THE SOUTHERN COMPANY SUPPLEMENTAL
                            EXECUTIVE RETIREMENT PLAN

                   AFFILIATED EMPLOYERS AS OF JANUARY 1, 2005


         Alabama Power Company
         Georgia Power Company
         Gulf Power Company
         Mississippi Power Company
         Savannah Electric and Power Company (until merged into Georgia Power Company effective July 1, 2006) Southern Communications Services, Inc. Southern Company Energy Solutions, LLC
         Southern Company Services, Inc.
         Southern Nuclear Operating Company, Inc.